Exhibit 5.2

[LETTERHEAD OF KRAMER LEVIN NAFTALIS & FRANKEL LLP]

March 22, 2013

Baltic Trading Limited
299 Park Avenue, 12th Floor
New York, New York 10171

Ladies and Gentlemen:

We have acted as special counsel to Baltic Trading Limited, a corporation organized under the laws of the Republic of the Marshall Islands (the “Company”), in connection with the preparation and filing by the Company of a shelf Registration Statement on Form S-3  (the “Registration Statement”) with the Securities and Exchange Commission”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the contemplated issuance by the Company from time to time of up to US$500,000,000 aggregate public offering price of (i) shares of common stock of the Company, par value $0.01 per share (the “Common Stock”) and related stock purchase rights (the “Purchase Rights”) associated with the Common Stock, all of which Purchase Rights are to be issued pursuant to that certain Shareholder Rights Agreement, dated as of October 24, 2011 (as amended, the “Shareholder Rights Agreement”), by and between the Registrant and Mellon Investor Services LLC, a New Jersey limited liability company operating with the service name BNY Mellon Shareowner Services, as rights agent (the “Rights Agent”), (ii) shares of preferred stock of the Company, par value $0.01 per share (the “Preferred Stock”), (iii) debt securities, which may be issued pursuant to an indenture (the “Indenture”), as amended or supplemented from time to time, between the Company and the trustee named in the Indenture (the “Debt Securities”), (iv) warrants to purchase securities of the Company (the “Warrants”), which may be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”), (v) rights to purchase securities of the Company (“Rights”), which may be issued pursuant to one or more rights agreements (each, a “Rights Agreement”); (vi) depositary shares representing a fractional share or multiple shares Preferred Stock (the “Depositary Shares”) and evidenced by depositary receipts (the “Depositary Receipts”) issued pursuant to one or more deposit agreements (each, a “Deposit Agreement”) to be entered into between the Company and a bank or trust company selected by the Company (the “Depositary”), (vii) purchase contracts for the purchase and sale of securities (the “Purchase Contracts”), which may be issued under one or more purchase contract agreements (each, a “Purchase Contract Agreement”); and (viii) units issued by the Company comprised of any of the foregoing (the “Units”), which may be issued pursuant to one or more unit agreements (each, a “Unit Agreement”).  The Debt Securities, the Warrants, the Rights, the Depositary Shares, the Purchase Contracts and the Units are herein collectively called the “Securities.”

In rendering this opinion, we have reviewed copies of the following documents:

1.           the Registration Statement;

2.           the form of Indenture attached as an exhibit to the Registration Statement; and

3.           the Shareholder Rights Agreement.

We have also made such inquiries and reviewed such other documents and records as we have deemed necessary or appropriate as a basis for our opinion.  We have also examined and relied upon the statements, representations and certificates of officers or representatives of the Company, public officials and others.

In addition, we have assumed, in reliance on the opinions of Reeder & Simpson P.C., Marshall Islands counsel to the Company, that the Company has the corporate power and authority to issue the Securities.

Based on and subject to the foregoing and assuming that (i) the Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective and comply with all applicable laws and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time the Securities are offered or issued as contemplated by the Registration Statement, (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will at all relevant times comply with all applicable laws, (iii) the Company has timely filed all necessary reports pursuant to the Securities Exchange Act of 1934, as amended, which are incorporated into the Registration Statement by reference, (iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement, (v) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Securities will have been duly authorized and validly executed and delivered by the Company and the other party or parties thereto, (vi) any securities issuable upon conversion, exercise or exchange of, or to be purchased or sold pursuant to, any Securities being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exercise or exchange, (vii) any securities of any other entity to be included in any Securities being offered or issued will have been duly authorized and issued by such entity, and (vii) the Indenture and each supplemental indenture, Warrant Agreement, Rights Agreement, Deposit Agreement, Purchase Contract Agreement and Unit Agreement will be governed by the laws of the State of New York and will be the valid and binding obligation of each party thereto other than the Company, enforceable against such party in accordance with its terms,  we advise you that, in our opinion:

1.   Purchase Rights.  Assuming the issuance of the Common Stock and the terms of the offering thereof have been duly authorized, when certificates representing such Common Stock (which also represent the Purchase Rights) have been duly executed, issued and delivered and the Common Stock has been duly paid for in an amount not less than the par value thereof as contemplated in the Registration Statement and any prospectus supplement relating thereto, the Purchase Rights, when issued in accordance with the Shareholder Rights Agreement, will constitute valid and binding obligations of the Company.

2.   Debt Securities.  Assuming that the issuance and terms of any Debt Securities (including any Debt Securities that may be issued as part of any Units or otherwise pursuant to the terms of any other Securities) and the terms of the offering thereof have been duly authorized, when (i) the Indenture or supplemental indenture relating to such Debt Securities have been duly authorized, executed and delivered by all parties thereto and duly qualified under the Trust Indenture Act of 1939, as amended, (ii) the terms of such Debt Securities have been duly established in accordance with the terms of the Indenture and the applicable supplemental indenture, so as not to violate or cause the exercise thereof to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (iii) such Debt Securities or certificates representing such Debt Securities have been duly executed, authenticated, issued, paid for and delivered in accordance with the Indenture and the applicable supplemental indenture and as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement, such Debt Securities (including any Debt Securities that may be issued as part of any Units or otherwise pursuant to the terms of any other Securities) will constitute valid and binding obligations of the Company.

3.   Warrants.  Assuming that the issuance and terms of any Warrants (including any Warrants that may be issued as part of any Units or otherwise pursuant to the terms of any other Securities) and the terms of the offering thereof have been duly authorized, when (i) the Warrant Agreement or Warrant Agreements relating to such Warrants have been duly authorized, executed and delivered by all parties thereto, (ii) the terms of such Warrants have been duly established in accordance with the terms of the applicable Warrant Agreement, so as not to violate or cause the exercise thereof to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (iii) such Warrants or certificates representing such Warrants have been duly executed, authenticated, issued, paid for and delivered in accordance with the Warrant Agreement and as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement, such Warrants (including any Warrants that may be issued as part of Units or otherwise pursuant to the terms of any other Securities) will constitute valid and binding obligations of the Company.

4.   Rights.  Assuming that the issuance and terms of any Rights (including any Rights that may be issued as part of any Units or otherwise pursuant to the terms of any other Securities) and the terms of the offering thereof have been duly authorized, when (i) the Rights Agreement or Rights Agreements relating to such Rights have been duly authorized, executed and delivered by all parties thereto, (ii) the terms of such Rights have been duly established in accordance with the terms of the applicable Rights Agreement, so as not to violate or cause the exercise thereof to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (iii) such Rights or certificates representing such Rights have been duly executed, authenticated, issued, paid for and delivered in accordance with the applicable Rights Agreement and as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement, such Rights (including any Rights that may be issued as part of Units or otherwise pursuant to the terms of any other Securities) will constitute valid and binding obligations of the Company.

5.   Depositary Shares.  Assuming that the issuance and terms of any Depositary Shares (including any Depositary Shares that may be issued as part of any Units or otherwise pursuant to the terms of any other Securities) and the terms of the offering thereof have been duly authorized, when (i) the Deposit Agreement or Deposit Agreements relating to such Depositary Shares have been duly authorized, executed and delivered by all (ii) the terms of such Depositary Shares have been duly established in accordance with the terms of the applicable Deposit Agreement, so as not to violate or cause the exercise thereof to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, (iii) the Preferred Stock represented by such Depositary Shares has been authorized, issued and delivered to the Depositary in accordance with the applicable Deposit Agreement, and (iv) such Depositary Shares and the Depositary Receipts evidencing such Depositary Shares have been duly authorized, executed, countersigned, issued, paid for and delivered in accordance with the applicable Deposit Agreement and as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement, such Depositary Shares (including any Depositary Shares that may be issued as part of Units or otherwise pursuant to the terms of any other Securities) will be validly issued and the Depositary Receipts evidencing such Depositary Shares will entitle the holders thereof to the rights specified therein and in the Deposit Agreement pursuant to which they are issued.

6.   Purchase Contracts.  Assuming that the issuance and terms of any Purchase Contracts (including any Purchase Contracts that may be issued as part of any Units or otherwise pursuant to the terms of any other Securities) and the terms of the offering thereof have been duly authorized, when (i) the Purchase Contract Agreement or Purchase Contract Agreements relating to such Purchase Contracts have been duly authorized, executed and delivered by all parties thereto, (ii) the terms of such Purchase Contracts have been duly established in accordance with the terms of the applicable Purchase Contract Agreement, so as not to violate or cause the exercise thereof to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (iii) such Purchase Contracts or certificates representing such Purchase Contracts have been duly executed, authenticated, issued, paid for and delivered in accordance with the applicable Purchase Contract Agreement and as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement, such Purchase Contracts (including any Purchase Contracts that may be issued as part of Units or otherwise pursuant to the terms of any other Securities) will constitute valid and binding obligations of the Company.

7.   Units.  Assuming that the issuance and terms of any Units and the terms of the offering thereof have been duly authorized, when (i) the Unit Agreement or Unit Agreements relating to such Units have been duly authorized, executed and delivered by all parties thereto, (ii) the terms of such Units have been duly established in accordance with the terms of the applicable Unit Agreement, so as not to violate or cause the exercise thereof to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (iii) such Units or certificates representing such Units have been duly executed, authenticated, issued, paid for and delivered in accordance with the applicable Unit Agreement and as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement, such Units will constitute valid and binding obligations of the Company.

The opinions set forth above are qualified (i) by the effects of applicable laws relating to bankruptcy, insolvency, and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) with respect to the remedies of specific performance and injunctive and other forms of equitable relief, by the availability of equitable defenses and the discretion of the court before which any enforcement thereof may be brought and (iii) by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

In addition, our opinion with respect to the Purchase Rights is subject to the following qualifications:

(a)   We have assumed that the Shareholder Rights Agreement has been duly authorized, executed, and delivered by the Rights Agent, and that the members of the board of directors of the Registrant have acted in a manner consistent with their fiduciary duties as required under applicable law in adopting the Shareholder Rights Agreement.  As to the due authorization by the Company of the Shareholder Rights Agreement and the Purchase Rights, we have examined and relied upon the legal opinion, dated as of March 22, 2013, of Reeder & Simpson P.C., Marshall Islands counsel to the Company.

(b)   We express no opinion as to the determination a court of competent jurisdiction may make regarding whether the board of directors of the Registrant would be required to redeem or terminate, or take other action with respect to, the Purchase Rights at some future time based on the facts and circumstances existing at that time.

(c)   Our opinion addresses the Purchase Rights and the Shareholder Rights Agreement in their entirety and not any particular provision of the Purchase Rights or the Shareholder Rights Agreement, and we express no opinion whether the invalidity of any particular provision of a rights agreement or of rights issued thereunder would result in invalidating in their entirety such rights.

We express no opinion as to any laws other than the laws of the State of New York (the “Relevant Laws”).

The opinion expressed herein is based upon the Relevant Laws and interpretations thereof in effect on the date hereof, and the facts and circumstances in existence on the date hereof, and we assume no obligation to revise or supplement this opinion letter should any such law or interpretation be changed by legislative action, judicial decision or otherwise or should there be any change in such facts or circumstances.

We hereby consent to the use of this opinion as Exhibit 5.2 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Kramer Levin Naftalis & Frankel LLP

Kramer Levin Naftalis & Frankel LLP